UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2024

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588
(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2024, Mr. Lakshmanan Kannappan notified the Board of the Company of his resignation as a member of the Board of the Company, effective immediately. Mr. Kannappan’s decision to resign from the Board is solely for personal reasons and time considerations, and is not as a result of any disagreement with the Company relating to the Company’s operations, policies, or practices, or otherwise. As there are no disagreements as contemplated by Item 5.02(a) of Form 8-K, the Company is disclosing this information pursuant to Item 5.02(b) of Form 8-K.

A copy of their resignation letter is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Resignation Letter, dated as of February 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: February 1, 2024	By:	/s/ Thyagarajan Ramachandran
	Name:	Thyagarajan Ramachandran
	Title:	Chief Financial Officer

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